EXHIBIT 4.2


                         GERBER SCIENTIFIC, INC. AND
                          PARTICIPATING SUBSIDIARIES
                          DEFERRED COMPENSATION PLAN

                                 PLAN DOCUMENT




                           EFFECTIVE JANUARY 1, 1998

             Gerber Scientific, Inc. and Participating Subsidiaries
                           Deferred Compensation Plan

                           Effective January 1, 1998



Gerber Scientific, Inc., a Connecticut corporation, hereby establishes the Gerber Scientific, Inc. and Participating Subsidiaries Deferred Compensation Plan, effective January 1, 1998, for the benefit of a select group of management and highly compensated employees of the Company and its participating Affiliates, in order to provide such employees with certain deferred compensation benefits. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in sections 201, 301, and 401 of ERISA.

IN WITNESS WHEREOF, Gerber Scientific, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.



Date:                      , 19           GERBER SCIENTIFIC, INC.
     ----------------------    ---


                                          By:
                                             -----------------------------------

                                          Title:  Senior Vice President, Finance

                                 TABLE OF CONTENTS


                                                                           Page
                                                                           ----

1 DEFINITIONS...............................................................  1
  -----------

2 PARTICIPATION.............................................................  4
  -------------

  2.1 Participation.........................................................  4
  2.2 Hardship Suspension of Participation..................................  4
  2.3 Termination of Participation..........................................  4

3 COMPENSATION DEFERRALS....................................................  5
  ----------------------

  3.1 Compensation Deferrals................................................  5
  3.2 Crediting of Compensation Deferrals...................................  5
  3.3 Investment............................................................  5

4 ACCOUNTING................................................................  7
  ----------

  4.1 Participants' Accounts................................................  7
  4.2 Participants Remain Unsecured Creditors...............................  7
  4.3 Accounting Methods....................................................  7
  4.4 Reports...............................................................  7

5 DISTRIBUTIONS.............................................................  8
  -------------

  5.1 Normal Time for Distribution..........................................  8
  5.2 Beneficiary Designations..............................................  8
  5.3 Financial Hardship....................................................  9
  5.4 Payments to Incompetents..............................................  9
  5.5 Undistributable Accounts..............................................  9
  5.6 Committee Discretion.................................................. 10

6 VESTING AND TERMINATION OF EMPLOYMENT..................................... 11
  -------------------------------------

  6.1 Vesting in Compensation Deferrals..................................... 11
  6.2 Termination........................................................... 11
  6.3 Transfers of Employment............................................... 11

7 ADMINISTRATION OF THE PLAN................................................ 12
  --------------------------

  7.1 Plan Administrator.................................................... 12
  7.2 Committee............................................................. 12
  7.3 Actions by Committee.................................................. 12
  7.4 Powers of Committee................................................... 12
  7.5 Decisions of Committee................................................ 13
  7.6 Administrative Expenses............................................... 13
  7.7 Eligibility to Participate............................................ 13
  7.8 Indemnification....................................................... 13

8 FUNDING................................................................... 14
  -------

  8.1 UNFUNDED PLAN......................................................... 14

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                                       i
                                                                December 16,1997

9  AMENDMENT OR TERMINATION OF PLAN......................................... 15
   --------------------------------

   9.1 EMPLOYERS' OBLIGATIONS LIMITED....................................... 15
   9.2 RIGHT TO AMEND OR TERMINATE.......................................... 15
   9.3 EFFECT OF TERMINATION................................................ 15
   9.4 DISPOSITION OF AFFILIATES............................................ 15

10 GENERAL PROVISIONS....................................................... 16
   ------------------

   10.1 PARTICIPATION BY AFFILIATES......................................... 16
   10.2 INALIENABILITY...................................................... 16
   10.3 RIGHTS AND DUTIES................................................... 16
   10.4 NO ENLARGEMENT OF EMPLOYMENT RIGHTS................................. 16
   10.5 APPORTIONMENT OF COSTS AND DUTIES................................... 16
   10.6 CONTRIBUTIONS NOT COUNTED UNDER OTHER EMPLOYEE BENEFIT PLANS........ 16
   10.7 APPLICABLE LAW...................................................... 17
   10.8 SEVERABILITY........................................................ 17
   10.9 CONSTRUCTION........................................................ 17
   10.10 TAX WITHHOLDING.................................................... 17

APPENDIX A - LIST OF PARTICIPATING EMPLOYERS................................ 18

APPENDIX B - INVESTMENT FUNDS............................................... 19

APPENDIX C - CLAIMS PROCEDURE; DISPUTE RESOLUTION........................... 20

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                                      ii
                                                                December 16,1997

1    DEFINITIONS
     -----------

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     1.1 "401(k) Plan" shall mean the Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program, as amended from time to time.

     1.2 "Account" shall mean as to any Participant the separate account maintained on the books of the Employers in order to reflect his or her interest under the Plan. Account may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

          (a) "Compensation Deferral Account". An account created to hold Compensation Deferrals.

     1.3 "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

     1.4 "Beneficiary" shall mean the person or persons entitled to receive benefits under the Plan upon the death of a Participant, as provided in Section 5.2.

     1.5 "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

     1.6 "Change of Control" shall mean that upon the occurence of any of the following events:

          (a) Acquisition. The acquisition by any person (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding Gerber Scientific, Inc. ("Gerber") or any majority owned subsidiary of Gerber (a "Subsidiary") or any employee benefit plan of Gerber) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of Gerber's then outstanding voting securities; or

          (b) Change in Composition of Board of Directors. A change in the composition of the Board of Directors of Gerber so that individuals who on December 12, 1997 constituted such Board (or the successors of


--------------------------------------------------------------------------------
                                       1                        December 16,1997
                such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) are no longer a majority; or

          (c) Business Combination. Consummation of a complete liquidation or dissolution of Gerber or a merger, consolidation or sale of all or substantially all of Gerber's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of Gerber receive 50 percent or more of the stock of the company resulting from the Business Combination; or

          (d) Merger or Consolidation of Subsidiary. Consummation of a merger or consolidation of any Subsidiary of Gerber if immediately after such merger or consolidation the stockholders of Gerber immediately before the merger or consolidation own less than 50 percent of the stock of Gerber, the aggregate amount credited to the Account of the Eligible Employee shall become payable to the Eligible Employee in one lump sum.

     1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.8 "Committee" shall mean the Company's Gerber Scientific, Inc. and Participating Subsidiaries Employee Benefit Plans Committee, as it may be constituted from time to time. The members of the Committee are appointed by, and serve at the pleasure of, the Board.

     1.9 "Company" shall mean Gerber Scientific, Inc., a Connecticut corporation.

     1.10 "Compensation" shall mean wages and other compensation reported on Form W-2 (without regard to rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed), excluding reimbursements or other expense allowances, fringe benefits (cash and noncash, including compensation related to stock option plans), moving expenses, deferred compensation and welfare benefits (including severance pay), but including elective contributions under Code sections 125 and 402(e)(3) and amounts deferred under a non-qualified deferred compensation plan.

     1.11 "Compensation Deferrals" shall mean the amounts credited to Participants' Accounts under the Plan pursuant to their deferral elections made in accordance with Section 2.1.

     1.12 "Eligible Employee" shall mean a highly compensated or management employee of an Employer who is designated from time to time by the Committee as an Eligible Employee.

     1.13 "Employers" shall mean the Company and each of its Affiliates that adopts the Plan with the approval of the Board. With respect to an individual Participant, Employer shall mean the Company or its Affiliate that has


--------------------------------------------------------------------------------
                                       2                       December 16, 1997
          adopted the Plan with the approval of the Board and that directly employs such Participant.

     1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.15 "Financial Hardship" shall mean a severe financial emergency which is caused by a sudden and unexpected accident, illness or other event beyond the control of the Participant which, without a suspension of deferrals or accelerated distribution (as the case may be), would result in a severe financial burden to the Participant or a member of his or her immediate family. A Financial Hardship does not exist to the extent that the hardship may be relieved by (a) reimbursement or compensation by insurance, or (b) by liquidation of the Participant's other assets (to the extent such liquidation itself would not cause severe financial hardship).

     1.16 "Investment Funds" shall mean the investment options used for tracking phantom investment results under the Plan. The number, identity and composition of the Investment Funds shall be determined from time to time by the Committee.

     1.17 "Participant" shall mean an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 2.1 and (b) has not ceased to be a Participant pursuant to Section 2.3.

     1.18 "Plan" shall mean the Gerber Scientific, Inc. and Participating Subsidiaries Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

     1.19 "Plan Year" shall mean the calendar year.






--------------------------------------------------------------------------------
                                       3                        December 16,1997

2    PARTICIPATION
     -------------

     2.1 Participation. Each Eligible Employee's decision to become a Participant shall be entirely voluntary.

          (a) Initial Elections by Current Employees. An Eligible Employee may elect to become a Participant in the Plan by electing, no later than December 31, 1997 to make Compensation Deferrals under the Plan.

          (b) Elections for Subsequent Plan Years. An Eligible Employee may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the preceding Plan Year, to make Compensation Deferrals under the Plan; provided that an Eligible Employee who is hired or is designated as an Eligible Employee during a Plan Year may elect to become a Participant during such Plan Year by electing no later than the deadline prescribed by the Committee in accordance with Section
               (d) to make Compensation Deferrals for the remainder of such Plan Year. An election under this Section (b) to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

          (c) No Election Changes During Plan Year. A Participant shall not be permitted to change or revoke his or her election for a Plan Year after the effective date of such election, except as provided in
               Section 2.2.

          (d) Specific Timing and Method of Election. Notwithstanding any contrary provision of this Section (d), the Committee, in its sole discretion, shall determine the manner and deadlines for Eligible Employees to make Compensation Deferral elections. The deadlines prescribed by the Committee may be earlier than the deadlines specified in Sections (a), (b) and (c), but shall not be later than the deadlines prescribed in such Sections.

     2.2 Hardship Suspension of Participation. In the event that a Participant incurs a Financial Hardship, the Committee, in its sole discretion, may suspend the Participant's Compensation Deferrals for the remainder of the Plan Year. However, an election to make Compensation Deferrals under Section 2.1 shall be irrevocable as to amounts deferred as of the effective date of any suspension made in accordance with this
          Section 2.2.

     2.3 Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her entire vested Account balance is distributed. However, an Eligible Employee who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she continues to be an Eligible Employee for such Plan Year and has elected to make Compensation Deferrals for such Plan Year.


--------------------------------------------------------------------------------
                                       4                        December 16,1997

3    COMPENSATION DEFERRALS
     ----------------------

     3.1 Compensation Deferrals. Subject to Sections (a) and (b), at the times and in the manner prescribed in Section 2.1, each Eligible Employee may elect to defer portions of his or her Compensation and to have the amounts of such deferrals credited to his or her Account under the Plan on the books of the Employer. For each Plan Year, an Eligible Employee may elect to defer an amount equal to any whole percentage of the Participant's Compensation, provided that the amount elected by the Participant shall not exceed 15% of Compensation less any amounts that can be contributed to the 401(k) Plan.

          (a) Annual Election. Each Eligible Employee who elects to participate in this Plan shall make one election to participate in both this Plan and the 401(k) Plan. An Eligible Employee may not elect to participate in this Plan without having elected to participate in the 401(k) Plan.

          (b) Coordination with 401(k) Deferrals. In no event shall an Eligible Employee make deferrals into this Plan for a Plan Year unless his or her pre-tax contributions to the 401(k) Plan for such Plan Year are reasonably expected to be limited, due to plan limits (as defined above), or due to statutory limits as defined in
               Section 402(g) of the Code (with respect to deferrals) or Section 401(a)(17) of the Code (with respect to limits on compensation), or Section 401(k) of the Code (with respect to nondiscrimination limits on deferrals).

     3.2  Crediting of Compensation Deferrals. The amounts deferred pursuant to
          Section 3.1 shall reduce the Participant's Compensation during the Plan Year and shall be credited to the Participant's Account within a reasonable period of time after the last day of each payroll period in which the amounts (but for the deferral) would have been paid to the Participant. For each payroll period, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

     3.3 Investment. Each Participant shall indicate on his or her deferral election made pursuant to Section 3.1 the percentages of all amounts to be credited to his or her Account that are to be deemed to be invested in each of the Investment Funds. As to each Investment Fund, the Participant may specify any whole percentage, provided that the total of the percentages elected shall equal 100%.

          (a) Changes. Pursuant to such procedures as the Committee may specify from time to time, a Participant may reallocate the deemed investment of his or her Account (past and/or future contributions) at the beginning of each calendar quarter.

          (b) Failure to Elect. If a Participant fails to direct the manner in which the amounts credited to his or her Account are to be deemed invested, such amounts shall be deemed invested in such manner as shall be


--------------------------------------------------------------------------------
                                       5                        December 16,1997
               designated by the Committee pursuant to the default fund specified in Appendix B.

          (c) Participants Remain General Creditors. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of the Employer.
               Each Participant's interest in the Plan shall make him or her only a general creditor of the Company and the Employer, and no actual investments shall be made on behalf of the Participant.






















--------------------------------------------------------------------------------
                                       6                        December 16,1997

4    ACCOUNTING
     ----------

     4.1 Participants' Accounts. At the direction of the Committee, there shall be established and maintained on the books of the Employer, a separate Account for each Participant to which shall be credited all of the Participant's Compensation Deferrals, together with the deemed earnings and losses on such amounts. Each Participant's Account shall be comprised of:

          (a) A separate Compensation Deferral Account, to which the Participant's Compensation Deferrals shall be credited, together with the deemed earnings and losses thereon.

     4.2 Participants Remain Unsecured Creditors. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of the Employer. Each Participant's interest in the Plan shall make him or her only a general, unsecured creditor of the Company and the Employer.

     4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants' Accounts, including the calculation and crediting of deemed investment earnings and losses, shall be determined by the Committee, in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.

     4.4 Reports. Each Participant shall be furnished with periodic statements of the amount credited to his or her Account, reflecting the status of his or her interest in the Plan, at least annually.









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                                       7                        December 16,1997

5    DISTRIBUTIONS
     -------------

     5.1 Normal Time for Distribution. Subject to Sections 1.6, 5.3 and 5.6, upon termination of employment, distribution of the balance credited to a Participant's Account shall be made as follows:

          (a) Lump Sum Distribution. In a single lump sum no later than sixty days following the Participant's termination of employment with all Employers and Affiliates for any reason. The single lump sum shall be paid in cash; or

          (b) Installments. In annual, quarterly, or monthly installments over a period not to exceed five years.

          (c) Annual Election. Each Plan Year, at time of enrollment, a Participant may elect in what manner he or she wishes to receive a distribution in the event of termination of employment. Such election shall apply to all amounts credited to a Participant's Account under the Plan and shall continue in effect unless or until replaced by a subsequent election. In the event of a Participant's termination prior to one year from a change in election, such election shall be considered null and void. The distribution of accounts will then be made in accordance with the election in place prior to the change.

     5.2 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries to receive a distribution of the balance credited to each Participant's Account in the event of the Participant's death.

          (a) Spousal Consent. If a Participant designates a person other than or in addition to his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Spousal consent required under this
               Section 5.2 shall not be effective unless it (a) is set forth in writing, (b) acknowledges the effect of the Participant's designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without a spousal consent. Any spousal consent required under this Section 5.2 shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided that such revocation is in writing, and regardless of his or her spouse's previous consent to the Beneficiary designation being revoked, any such revoked designation shall be ineffective.


--------------------------------------------------------------------------------
                                       8                        December 16,1997

          (b) Changes and Failed Designations. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her surviving spouse, or, if the Participant is not survived by his or her spouse, the Account shall be paid to his or her estate.

          (c) Form of Payment to Beneficiary. If the Participant has already begun receiving distribution payments at the time of his or her death, then such payments shall continue to the Beneficiary in the same manner as elected by the Participant. If the Participant dies prior to receiving distribution payments from his Account, then payments shall begin within 60 days of the Participant's death, in accordance with the latest valid distribution election made under Section 5.1(c).

     5.3 Financial Hardship. In the event that a Participant incurs a Financial Hardship, the Committee, in its sole discretion and notwithstanding any contrary provision of the Plan, may determine that all or part of the Participant's Account shall be paid to him or her immediately; provided, however, that the amount paid to the Participant pursuant to this Section 5.3 shall be limited to the amount reasonably necessary to alleviate the Participant's hardship. Also, payment under this
          Section 5.3 may not be made to the extent that the hardship may be relieved by suspension of the Participant's Compensation Deferrals in accordance with Section 2.2.

     5.4 Payments to Incompetents. If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of receiving any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     5.5 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant's Account is payable under this
          Section 5, the Participant's Account shall continue to be credited with deemed earnings and


--------------------------------------------------------------------------------
                                       9                        December 16,1997
          losses in accordance with Section 3.3. Accounts that, in accordance with the preceding sentence, have been undistributable for a period of thirty-five months shall be forfeited as of the end of the thirty-fifth month. If a Participant whose Account was forfeited under this
          Section 5.5 (or his or her Beneficiary) files a claim for distribution of the Account after the date that it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance shall be paid by the Employer as soon as practicable thereafter.

     5.6 Committee Discretion. Within the provisions of this Section 5, the Committee shall have sole discretion to determine the specific timing of the payment of any Account balance under the Plan.

--------------------------------------------------------------------------------
                                      10                        December 16,1997

6    VESTING AND TERMINATION OF EMPLOYMENT
     -------------------------------------

     6.1 Vesting in Compensation Deferrals. Subject to Sections 8.1 (relating to creditor status) and 9.2 (relating to amendment and/or termination of the Plan), a Participant's interest in the balance credited to his or her Compensation Deferral Account at all times shall be 100% vested and nonforfeitable.

     6.2 Termination. Upon termination of the Participant's employment with all Employers and Affiliates for any reason at any time, the vested portion of his or her Account shall be distributed to him or her in the manner and at the time set forth in Section 5.

     6.3 Transfers of Employment. The transfer of a Participant from employment with an Employer to employment with another Affiliate shall not constitute a termination of employment under the Plan. Upon termination of his or her employment with such other Affiliate (other than for transfer to employment with another Affiliate), the former Participant's employment shall be deemed then to have terminated under the Plan.




--------------------------------------------------------------------------------
                                      11                        December 16,1997

7    ADMINISTRATION OF THE PLAN
     --------------------------

     7.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

     7.2 Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

     7.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

     7.4 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

          (a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

          (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

          (c) To cause one or more separate Accounts to be maintained for each Participant;

          (d) To cause Compensation Deferrals and deemed earnings and losses thereon to be credited to Participants' Accounts;

          (e) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

          (f) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

          (g) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (h) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;



--------------------------------------------------------------------------------
                                      12                        December 16,1997

          (i) To arrange for at least an annual distribution to each Participant of a statement of benefits accrued under the Plan;

          (j) To publish a claims and appeal procedure, included as Appendix C of this document and satisfying the minimum standards of section 503 of ERISA, pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

          (k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

          (l) To decide all issues and questions regarding Account balances, and the time, form, manner, and amount of distributions to Participants.

     7.5 Decisions of Committee. All actions, interpretations, exercises of discretion, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

     7.6 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers.

     7.7 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

     7.8 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

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                                      13                        December 16,1997

8    FUNDING
     -------

     8.1 Unfunded Plan. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of the Employer. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of the Company and the Employer. Nothing contained in the Plan shall give any Participant or Beneficiary any interest in or claim against any specific assets of the Company or the Employer. The Employers may establish and fund one or more trusts for the purpose of paying some or all of the benefits promised to Participants and Beneficiaries under the Plan; provided, however, that (a) any such trusts(s) shall at all times be subject to the claims of the Employer's general creditors in the event of the insolvency or bankruptcy of the Employer and (b) notwithstanding the creation or funding of any such trusts(s), the Company and the Employer shall remain primarily liable for any obligation hereunder.


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                                      14                        December 16,1997

9    AMENDMENT OR TERMINATION OF PLAN
     --------------------------------

     9.1 Employers' Obligations Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant's Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. The Board at any time may suspend or discontinue Compensation Deferrals with or without cause.

     9.2 Right to Amend or Terminate. The Company reserves the right to amend the Plan at any time, to any extent and in any manner it may deem necessary or appropriate. Notwithstanding the foregoing, the Committee shall have the authority to adopt amendments that have no substantial adverse financial impact on any Employer or the Plan. The Company may also, at any time and for any reason terminate the Plan in accordance with Section 9.3, or completely discontinue contributions. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

     9.3  Effect of Termination. If the Plan is terminated pursuant to this
          Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 5; provided, however, that the Committee, in its sole discretion, may authorize accelerated distribution of Participants' Accounts as of any earlier date.

     9.4 Disposition of Affiliates. Notwithstanding any contrary provision of the Plan, in the event that one or more Participants transfer employment to a non-Affiliate pursuant to an agreement regarding the sale of the stock or assets of an Affiliate, or a spin-off, split-up or other change in the capital structure of an Affiliate (each, an "affected Participant"), the Board, in its sole discretion, may determine that (a) the amounts credited to the affected Participant's Account shall not be distributed and the liability for amounts credited to such affected Participant's Account shall be assigned or transferred to such non-Affiliate (or an affiliate thereof), and upon acceptance by the non-Affiliate (or affiliate thereof) of such liability, no Employer shall have any liability under the Plan to such affected Participant, or (b) the amounts credited to an affected Participant's Account shall be distributed to him or her in a single lump sum or in annual installments over a period not to exceed five years following the affected Participant's termination of employment with all Employers and Affiliates.

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                                      15                        December 16,1997

10  GENERAL PROVISIONS
    ------------------

    10.1 Participation by Affiliates. One or more Affiliates of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, an Affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Board and/or the Committee to amend or terminate the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any Affiliate may terminate its participation in the Plan at any time with the approval of the Board. All liabilities incurred under the Plan to the Participants employed by each Employer shall be the joint liabilities of the Company and the Employer under the Plan. A list of participating Employers, and the effective dates of their participation, is attached hereto as Appendix A.

    10.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Notwithstanding the above sentence, a Participant's interest in the Plan may be transferable pursuant to a qualified domestic relations order, as defined in accordance with Code section 414(p).

    10.3 Rights and Duties. Neither the Employers, the Board, nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

    10.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals nor any action of any Employer, the Board, or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time.

    10.5 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.


    10.6 Contributions Not Counted Under Other Employee Benefit Plans. Compensation Deferrals will not be considered for purposes of contributions


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                                      16                        December 16,1997
          or benefits under any other employee benefit plan sponsored by the Employers, except to the extent specifically provided therein.

    10.7 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of Connecticut.

    10.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

    10.9 Construction. The headings contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan. The singular and the plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

    10.10 Tax Withholding. All benefits payable under this Plan shall be subject to applicable federal, state and local income, payroll and estate tax withholding requirements and all other applicable deductions required by this Plan or by law.



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                                      17                        December 16,1997

                 APPENDIX A - LIST OF PARTICIPATING EMPLOYERS


                                              Effective Date
     Employer                                 Of Participation
     --------                                 ----------------

     Gerber Scientific Products, Inc.         January 1, 1998

     Gerber Garment Technology, Inc.          January 1, 1998

     Gerber Systems Corporation               January 1, 1998

     Gerber Optical, Inc.                     January 1, 1998

                         APPENDIX B - INVESTMENT FUNDS


I.   Investment Funds Available

     The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:



     CATEGORY                     FUNDS
     --------                     -----

     MONEY MARKET                 Money Market Fund (wfmm)
     ------------

     INCOME                       US Treasury Allocation Fund (wftr)
     ------

     BALANCED                     Asset Allocation Fund (wfaa)
     --------

     EQUITY                       S&P 500 Stock Fund (wfsp)
     ------                       Growth Stock Fund (wfgs)
                                  Founders Growth  Fund (frgrx)
                                  Strong Schafer Value Fund (schvx)
                                  Templeton Foreign Fund (temfx)

     In addition, Gerber Scientific, Inc. Common Stock is offered as an investment option under the Plan as of the Effective Date.

II.  Default Investment Fund

       The default Investment Fund as of the Effective Date is the Money Market Fund.


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                                      19                        December 16,1997

          APPENDIX C - CLAIMS PROCEDURE; DISPUTE RESOLUTION


      1.  FILING A CLAIM

          Any Participant or Beneficiary who believes he or she is entitled to benefits under this Plan which he or she has not been granted, may submit a written claim for such benefits to the Committee on behalf of the Plan Administrator. The Committee shall notify the applicant in writing of the action taken regarding such claim within 90 days following its receipt. In the event the claim is denied, the Committee shall furnish a written notification which shall include the reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the claim, including an explanation of why such material or information is necessary, and an explanation of the review procedure set forth hereunder.

      2.  APPEAL

          In the event an applicant has received a written denial of a claim submitted under this procedure, he or she may appeal by filing with the Committee a written request for review. Such request must be made within 60 days following the receipt of the written denial. In connection with any request for review, the applicant may at any time review pertinent documents and may submit issues and comments in writing. The Committee shall notify the applicant of its determination within 60 days following its receipt of the request for review.

      3.  DISPUTE RESOLUTION

          All disputes as to the proper amount and/or terms of any payment under this Plan, which are not resolved in accordance with the above paragraphs, shall be resolved conclusively by an independent certified public accounting firm or an enrolled actuary selected by the Company as promptly as reasonably possible after receipt by the Company of a written notice from a Participant or Beneficiary setting forth the nature of the dispute. All other controversies or claims arising out of or relating to this Plan (including the question whether any particular matter is arbitrable hereunder), shall be settled by binding arbitration in the State of Connecticut, in accordance with he Rules of the American Arbitration Association then in force. As a condition of the receipt of benefits under this Plan, all potential Participants and Beneficiaries shall abide by all awards rendered in such arbitration proceedings and all such awards may be filed by the prevailing party with a court having proper jurisdiction as a basis for judgment and the issuance of execution thereon. All costs of any such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal fees and expenses in connection therewith.


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                                      20                        December 16,1997